UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2019
LUBY’S, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)
13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange at which registered
Common Stock ($0.32 par value per share)	LUB	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2019, Luby's, Inc. (the "Company") entered into the First Amendment to Credit Agreement (the "First Amendment") amending the Credit Agreement (the "Credit Agreement") dated as of December 13, 2018, by and among the Company, the lenders from time to time party thereto, and MSD PCOF Partners VI, LLC.

The First Amendment amends the Delayed Draw Term Loan Expiration Date to extend it for up to one year to the earlier to occur of (a) the date on which the Delayed Draw Term Loan Commitments have been terminated or reduced to zero in accordance with the terms of the Credit Agreement and (b) September 13, 2020.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the Board of Directors (the "Board") of the Company appointed John Morlock as a director of the Company. Mr. Morlock is expected to serve on the Personnel and Administrative Policy Committee and the Executive Compensation Committee. Mr. Morlock, an independent director of the Company, is an accomplished executive in the restaurant industry with significant experience in corporate and franchise operations.

There are no arrangements or understandings between Mr. Morlock and any person who was involved in Mr. Morlock's selection as a director. There are no transactions involving Mr. Morlock that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Morlock will be compensated in accordance with the Company’s standard compensation program for non-employee directors as described in the Company’s proxy statement filed with the Securities and Exchange Commission (the "SEC") on December 21, 2018.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2019, the Board approved and adopted, effective immediately, Amendment No. 3 to Bylaws of the Company (the "Bylaw Amendment"). The Bylaw Amendment provides that if, as of ten days in advance of the date the Company files its definitive proxy statement with the SEC with respect to an upcoming election of directors, such election is expected be contested, then in such case directors will be elected by the vote of a plurality of the votes cast.

The Bylaw Amendment additionally provides that, in an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his resignation to the Board. Pursuant to the Bylaw Amendment, the Board will then determine, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject the tendered resignation.

The foregoing description of the Bylaw Amendment is not complete and is qualified in its entirety by reference to the complete text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Bylaw Amendment was adopted in accordance with the press release issued by the Company on January 18, 2019 announcing planned board refreshment and corporate governance changes.

Item 8.01. Other Events.

Additionally, Gasper Mir resigned from his position as Chairman of the Board, effective July 31, 2019. Mr. Mir will continue to serve as a member of the Board. Furthermore, the Board appointed Gerald Bodzy to serve as independent Chairman of the Board, effective August 1, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit 3.1	Amendment No. 3 to Bylaws of Luby’s, Inc., effective as of July 30, 2019.
Exhibit 10.1	First Amendment to Credit Agreement, dated as of December 13, 2018, among the Company, the lenders from time to time party thereto, and MSD PCOF Partners VI, LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luby’s, Inc.
Date: August 1, 2019	By: /s/ Christopher J. Pappas
Christopher J. Pappas President and Chief Executive Officer